UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): April 14, 2016

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966
(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2016, Chico’s FAS, Inc. (the “Company”) and Shelley Broader, the Company’s Chief Executive Officer and President, entered into an amendment to Ms. Broader’s employment letter agreement dated October 26, 2015.  Ms. Broader’s letter agreement originally provided that in connection with her participation in the Company’s Executive Severance Plan (the “Severance Plan”), the occurrence of a change in control (within the meaning of the Company’s 2012 Omnibus Stock and Incentive Plan) would constitute “Good Reason” for purposes of the Severance Plan.  Pursuant to the amendment, a change in control will only constitute good reason for purposes of the Severance Plan if the change in control results in a substantial diminution in Ms. Broader’s duties or responsibilities.

The foregoing description of the amendment to Ms. Broader’s letter agreement is not complete and is qualified in its entirety by reference to the full text of such agreement included as Exhibit 10.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d)Exhibits:

Exhibit 10.1	Amended employment letter agreement between the Company and Shelley Broader dated April 14, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: April 14, 2016	By:
/s/ Todd E. Vogensen
Todd E. Vogensen, Executive Vice President, Chief Financial Officer and Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Amended employment letter agreement between the Company and Shelley Broader dated April 14, 2016